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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Avigen, Inc. for the registration of 4,600,000 shares of its common stock and to the incorporation by reference therein of our report dated August 6, 1999 with respect to the financial statements of Avigen, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Palo Alto, California

April 10, 2000